UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34942	77-0557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Rio Robles San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 217-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Agreements

On April 20, 2021, Marvell Technology, Inc. (“MTI”) and Inphi Corporation (“Inphi” and, together with MTI, the “Companies”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders (the “Exchanging Holders”) of Inphi’s outstanding 0.75% Convertible Senior Notes due 2021 (the “2021 Notes”) and Inphi’s outstanding 0.75% Convertible Senior Notes due 2025 (the “2025 Notes” and, together with the 2021 Notes, the “Notes”). Under the terms of the Exchange Agreements, the Exchanging Holders have agreed to exchange with the Companies (the “Exchanges”) approximately $9.6 million in aggregate principal amount of 2021 Notes and $199.5 million in aggregate principal amount of 2025 Notes held by the Exchanging Holders for (i) 3,909,350 shares of newly issued shares of common stock, par value $0.002 per share, of MTI (the “MTI common stock”), which is equal to 41.2384 shares per $1,000 principal amount of 2021 Notes exchanged and 17.6193 shares per $1,000 principal amount of 2025 Notes exchanged, plus (ii) an additional number of newly issued shares of MTI common stock per $1,000 principal amount of 2021 Notes equal to the quotient of (x) $1,181.65 divided by (y) the average of the daily volume-weighted average trading prices of the MTI common stock (the “Average Daily VWAP”) during an averaging period commencing on April 22, 2021 (the “Reference Period”), plus (iii) an additional number of newly issued shares of MTI common stock per $1,000 principal amount of 2025 Notes equal to the quotient of (x) $689.41 divided by (y) the Average Daily VWAP during the Reference Period (with such numbers rounded down to the nearest whole share for each Exchanging Holder) (such shares of MTI common stock, collectively, the “Exchange Shares”). The Companies will receive no cash proceeds from the issuance of the Exchange Shares.

The Exchange Shares were offered, and will be sold, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Shares have not been, and will not be, registered under the Securities Act or any state securities law. MTI does not intend to file a registration statement for resale of the Exchange Shares. The Companies anticipate that the Exchanges will be completed on or about April 29, 2021.

The Exchanges were conducted in connection with the previously announced acquisition of Inphi pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated October 29, 2020, by and among Marvell Technology Group Ltd. (“Marvell”), MTI, Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of MTI (“Bermuda Merger Sub”), Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MTI (“Delaware Merger Sub”), and Inphi. Effective as of 4:01 p.m. Eastern Time on April 20, 2021 (such date, the “Merger Effective Date”), Bermuda Merger Sub merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of MTI. Effective as of 4:02 p.m. Eastern Time on the Merger Effective Date (the “Delaware Merger Effective Time”), Delaware Merger Sub merged with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of MTI. As a result of the Mergers, Marvell and Inphi became wholly owned subsidiaries of MTI.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), which is incorporated by reference herein.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

2021 Notes Supplemental Indenture

On April 20, 2021, the Companies entered into a First Supplemental Indenture (the “2021 Notes First Supplemental Indenture”) with Wells Fargo Bank, National Association (the “2021 Notes Trustee”), amending and supplementing the Indenture, dated as of September 12, 2016 (the “2021 Notes Indenture”), between Inphi and the 2021 Notes Trustee, relating to the 2021 Notes. Among other matters, the 2021 Notes First Supplemental Indenture provides that as a result of the Delaware Merger, at and after the Delaware Merger Effective Time, the right to convert each $1,000 principal amount of 2021 Notes shall be changed into a right to convert such principal amount of 2021 Notes into the number of Units of Reference Property equal to the conversion rate in effect immediately prior to the Delaware Merger Effective Time. Units of Reference Property is defined in the 2021 Notes Supplemental Indenture to mean 2.323 shares of MTI common stock and $66.00 in cash, without interest, plus cash in lieu of any fractional shares of MTI common stock.

Under the 2021 Notes First Supplemental Indenture, MTI has also irrevocably and unconditionally guaranteed all of Inphi’s obligations under the 2021 Notes and the 2021 Notes Indenture.

The foregoing description of the 2021 Notes First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Notes Indenture and the 2021 Notes First Supplemental Indenture, copies of which are filed as Exhibit 4.1 and 4.3, respectively, to this Current Report and are incorporated by reference herein.

2025 Notes Supplemental Indenture

On April 20, 2021, the Companies entered into a First Supplemental Indenture (the “2025 Notes First Supplemental Indenture”) with U.S. Bank National Association (the “2025 Notes Trustee”), amending and supplementing the Indenture, dated as of April 24, 2020 (the “2025 Notes Indenture”), between Inphi and the 2025 Notes Trustee, relating to the 2025 Notes. Among other matters, the 2025 Notes First Supplemental Indenture provides that as a result of the Delaware Merger, at and after the Delaware Merger Effective Time, the right to convert each $1,000 principal amount of 2025 Notes shall be changed into a right to convert such principal amount of 2025 Notes into the number of Units of Reference Property equal to the conversion rate in effect immediately prior to the Delaware Merger Effective Time. Units of Reference Property is defined in the 2025 Notes Supplemental Indenture to mean 2.323 shares of MTI common stock and $66.00 in cash, without interest, plus cash in lieu of any fractional shares of MTI common stock.

Under the 2025 Notes First Supplemental Indenture, MTI has also irrevocably and unconditionally guaranteed all of Inphi’s obligations under the 2025 Notes and the 2025 Notes Indenture.

The foregoing description of the 2025 Notes First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Notes Indenture and the 2025 Notes First Supplemental Indenture, copies of which are filed as Exhibits 4.2 and 4.4, respectively, to this Current Report and are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, Inphi entered into the Merger Agreement with Marvell, MTI, Bermuda Merger Sub and Delaware Merger Sub, pursuant to which, on the Merger Effective Date, Bermuda Merger Sub merged with and into Marvell, with Marvell surviving as a wholly-owned subsidiary of MTI, followed immediately by the Delaware Merger, with Inphi surviving the Delaware Merger as a wholly-owned subsidiary of MTI.

The Mergers were completed on the Merger Effective Date, whereby (i) all issued and outstanding common shares, par value $0.002 per share, of Marvell (“Marvell Common Shares”) (other than Marvell Common Shares held by Marvell, MTI, Bermuda Merger Sub or Inphi or any other subsidiary of Marvell or Inphi) were converted into the right to receive one share of MTI common stock and (ii) all outstanding shares of common stock of Inphi (the “Inphi Common Stock”) (other than (a) shares held by Inphi (or held in Inphi’s treasury) or held by Marvell, Delaware Merger Sub or any other subsidiary of Marvell or held, directly or indirectly, by any subsidiary of Inphi or (b) shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) were converted into the right to receive 2.323 shares of MTI common stock and $66.00 in cash, without interest, plus cash in lieu of any fractional shares of MTI common stock. Marvell and MTI funded the cash portion of the consideration for the Mergers with (1) borrowings under the term credit agreement by and among Marvell, MTI, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent, which provides for borrowings of up to $1.750 billion, and (2)

proceeds of the offering and issuance of (A) $500,000,000 aggregate principal amount of 1.650% Senior Notes due 2026, (B) $750,000,000 aggregate principal amount of 2.450% Senior Notes due 2028 and (C) $750,000,000 aggregate principal amount of 2.950% Senior Notes due 2031.

Additionally, at the Delaware Merger Effective Time:

A.	Inphi Options

•

Each in-the-money option to purchase shares of Inphi Common Stock (an “In-the-Money Option”) that was vested at the Delaware Merger Effective Time and held by a person who is either continuing in employment with MTI, Inphi or any subsidiary or affiliate of Inphi after the Delaware Merger Effective Time (each, a “Continuing Employee”) or continuing in service with MTI, Marvell, Inphi or any subsidiary or affiliate of Inphi after the Delaware Merger Effective Time (each, a “Continuing Service Provider”) was canceled in exchange for a payment to the holder (subject to applicable withholding or other taxes) of an amount in cash equal to the product of (i) the number of shares of Inphi Common Stock subject to such option, multiplied by (ii) the excess of (A) the Equity Award Cash Consideration Amount over (B) the exercise price applicable to such In-the-Money Option. “Equity Award Cash Consideration Amount” refers to an amount in cash equal to the sum of (i) $66.00, plus (ii) the product of (A) 2.323, multiplied by (B) the volume weighted average trading price of a Marvell Common Share for the five consecutive trading days ending on the trading day immediately preceding the Merger Effective Date.

•

Each In-the Money Option that was held by a person who was a Continuing Employee or a Continuing Service Provider, whether vested or unvested at the Delaware Merger Effective Time, was assumed by MTI and converted into an option to purchase, on substantially the same terms and conditions, that number of shares of MTI common stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Inphi Common Stock subject to such In-the Money Option, multiplied by (ii) the Conversion Ratio, at an exercise price per share of MTI common stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the per share exercise price for the Inphi Common Stock subject to such option, by (B) the Conversion Ratio. “Conversion Ratio” refers to an amount equal to the sum of (i) 2.323, plus (ii) the quotient obtained by dividing (A) $66.00, by (B) the volume weighted average trading price of a Marvell Common Share for the five consecutive trading days ending on the trading day immediately preceding the Merger Effective Date.

•

Each out-of-the money option to purchase shares of Inphi Common Stock and each In-the-Money Option that was unvested at the Delaware Merger Effective Time and held by a person who was not a Continuing Employee or a Continuing Service Provider was canceled for no consideration.

B.	Inphi RSUs

•

Each Inphi restricted stock unit (“RSU”) that was outstanding and unvested immediately prior to the Delaware Merger Effective Time and held by a Continuing Employee or a Continuing Service Provider was converted into that number of restricted stock units of MTI (“MTI RSUs”) (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Inphi Common Stock subject the RSU, multiplied by (ii) the Conversion Ratio.

•

Each RSU that was outstanding and vested (including any RSUs that became vested by their terms immediately prior to or as of the Delaware Merger Effective Time) and with respect to which shares of Inphi Common Stock had not yet been issued immediately prior to the Delaware Merger Effective Time was canceled and extinguished in exchange for (subject to applicable withholding or other taxes): (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of shares of Inphi Common Stock subject to such RSU, and (ii) a number of shares of MTI common stock equal to the product of (A) 2.323, multiplied by (B) the total number of shares of Inphi Common Stock subject to such RSU.

•

Each RSU that was outstanding and unvested immediately prior to the Delaware Merger Effective Time and held by a person who was not a Continuing Employee or a Continuing Service Provider was canceled for no consideration.

C.	Inphi PSUs

•

Each RSU that represented the right to vest in and be issued shares of Inphi Common Stock based on the achievement of certain performance targets and was not an MVSU (as defined below) (a “PSU”) that was outstanding and unvested as of immediately prior to the Delaware Merger Effective Time and held by a Continuing Employee or a Continuing Service Provider was assumed and converted into that number of MTI RSUs, rounded down to the nearest whole share, equal to the product of (i) the target number of shares of Inphi Common Stock subject to such PSU, multiplied by (ii) the Conversion Ratio. Such MTI RSUs (i) will vest based on the vesting date or schedule set forth in the award agreement applicable to such PSU prior to the Delaware Merger Effective Time, subject only to the holder’s continued service with MTI or any of its affiliates through the applicable vesting date, (ii) will not be subject to any performance-based vesting terms following the Delaware Merger Effective Time (except in the case of one Continuing Employee, whose award will remain subject to performance conditions), and (iii) will otherwise be subject to the same terms and conditions as were applicable under such PSUs prior to the Delaware Merger Effective Time.

•

Each PSU that was outstanding and unvested immediately prior to the Delaware Merger Effective Time and held by a person who was not a Continuing Employee or a Continuing Service Provider was canceled for no consideration.

D.	Inphi MVSUs

•

Each RSU that represented a right to vest in and be issued Inphi Common Stock in whole or in part based on the per share market value of Inphi Common Stock exceeding one or more relative performance target levels (a “MVSU”) was canceled and extinguished. Each MVSU was deemed to vest in that percentage of the shares of Inphi Common Stock subject to the MVSU determined by (i) applying the formula set forth in the award agreement governing the MVSU, (ii) using the Merger Effective Date as the end of the performance period, and (iii) using the Equity Award Cash Consideration Amount as the fair market value of a share of Inphi Common Stock at the end of the performance period. The holder of such vested MVSUs became entitled to receive (subject to applicable withholding or other taxes) (i) an amount in cash equal to the product of (A) $66.00, multiplied by (B) the total number of shares of Inphi Common Stock deemed to be vested under such MVSU, and (ii) a number of shares of MTI common stock equal to the product of (A) 2.323, multiplied by (B) the total number of shares of Inphi Common Stock deemed to be vested under such MVSU.

The foregoing descriptions of the Mergers and the Merger Agreement in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

Prior to the Bermuda Merger, Marvell Common Shares and Inphi Common Stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the Nasdaq Global Select Market (“Nasdaq”). As a result of the Mergers and as of the Delaware Merger Effective Time, Inphi Common Stock will cease to be traded and will no longer be listed on Nasdaq and shares of MTI common stock will be substituted for Marvell Common Shares on Nasdaq. As of the open of trading on April 21, 2021, MTI common stock will trade on Nasdaq under the ticker symbol “MRVL.” Each of Marvell and Inphi expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the Marvell Common Shares and the Inphi Common Stock, respectively, and suspend their respective reporting obligations under Sections 12(g) and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01, 2.01, 3.01, 3.02, 5.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 5.01.

A change in control of Inphi occurred on the Merger Effective Date upon the effectiveness of the Delaware Merger, whereby Inphi became a wholly-owned subsidiary of MTI.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of the Delaware Merger Effective Time, the restated certificate of incorporation of Inphi, as in effect immediately prior to the Delaware Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1 to this Current Report, which is incorporated herein by reference.

Additionally, effective as of the Delaware Merger Effective Time, the amended and restated bylaws of Inphi, as in effect immediately prior to the Delaware Merger, was amended and restated to be in the form of the bylaws attached as Exhibit 3.2 to this Current Report, which is incorporated herein by reference.

Item 8.01.	Other Events.

The Delaware Merger constitutes a Make-Whole Fundamental Change under both the 2021 Notes Indenture and the 2025 Notes Indenture. Accordingly, the Notes have become convertible pursuant to Section 14.01(b)(iii) of the respective Indentures and may be surrendered for conversion at the option of the holders thereof during the period commencing on April 20, 2021 and ending on, and including, the close of business on the business day immediately prior to the related Fundamental Change Repurchase Date (as defined in the respective Indentures), which is currently expected to be June 1, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020 by and among Marvell Technology Group Ltd., Maui HoldCo, Inc., Maui Acquisition Company Ltd., Indigo Acquisition Corp. and Inphi Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Inphi on October 20, 2020)

4.1	Indenture dated as of September 12, 2016, between Inphi Corporation and Wells Fargo Bank, National Association, as trustee (including form of Note) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Inphi on September 12, 2016).

4.2	Indenture dated as of April 24, 2020, between Inphi Corporation and U.S. Bank National Association, as trustee (including form of Note) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Inphi on April 27, 2020).

4.3	First Supplemental Indenture, dated as of April 20, 2021, between Inphi Corporation, Marvell Technology, Inc. and Wells Fargo Bank, National Association.

4.4	First Supplemental Indenture, dated as of April 20, 2021, between Inphi Corporation, Marvell Technology, Inc. and U.S. Bank National Association.

10.1	Form of Exchange Agreement.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2021	INPHI CORPORATION

	By:	/s/ Jean Hu
Jean Hu
President and Chief Financial Officer